   As filed with the Securities and Exchange Commission on December 29, 2000
                             Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------


                              SIEBEL SYSTEMS, INC.
             (Exact Name of Registrant As Specified in Its Charter)

          DELAWARE                                      94-3187233
(State or Other Jurisdiction                         (I.R.S. Employer
of Incorporation or Organization)                    Identification No.)


                           2207 Bridgepointe Parkway
                          San Mateo, California 94404
                                 (650) 295-5000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  -----------

                           1996 Equity Incentive Plan
                           1998 Equity Incentive Plan
                            (Full Title of the Plan)

                                Thomas M. Siebel
                      Chairman and Chief Executive Officer
                              Siebel Systems, Inc.
                           2207 Bridgepointe Parkway
                          San Mateo, California 94404
                                 (650) 295-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  -----------

                                   Copies To:
                           Vincent P. Pangrazio, Esq.
                               Cooley Godward llp
                             Five Palo Alto Square
                              3000 El Camino Real
                          Palo Alto, California 94306
                                 (650) 843-5000

                                  -----------

This Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission. Sales of the registered securities will begin as soon as reasonably practicable after the effective date of this Registration Statement.



                        CALCULATION OF REGISTRATION FEE



------------------------------------------------------------------------------------------------------------------------------------

    Title of Securities                   Amount to be     Proposed Maximum Offering     Proposed Maximum
     to be Registered                     Registered (1)       Price Per                 Aggregate Offering         Amount of
                                                                  Share (2)                  Price (1)           Registration Fee
------------------------------------------------------------------------------------------------------------------------------------

Shares issuable pursuant to outstanding       3,624,260         $59.818 (a)(i)            $  216,795,984          $   54,199
 options under the Registrant's 1996
 Equity Incentive Plan (the "1996 Plan")

Shares reserved for future issuance          56,375,740         $59.969 (b)(i)            $3,380,796,752          $  845,200
 pursuant to outstanding options under
 the 1996 Plan


------------------------------------------------------------------------------------------------------------------------------------

Shares issuable pursuant to outstanding       6,381,332         $88.849 (a)(ii)           $  566,974,967          $  141,744
 options under the Registrant's 1998
 Equity Incentive Plan (the "1998 Plan")
Shares reserved for future issuance          33,618,688         $59.969 (b)(ii)           $2,016,079,101          $  504,020
 pursuant to outstanding options under
 the 1998 Plan

Total:                                      100,000,000                                   $6,180,646,804          $1,545,163


-----------------------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the 1998 Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee of this offering pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and aggregate offering price are based on (a)(i) the weighted average exercise price of 3,624,260 shares of the Registrant's common stock issuable pursuant to the 1996 Plan, in accordance with Rule 457(h)(1) of the Securities Act, or (b)(i) the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Stock Market on December 21, 2000, in accordance with Rule 457(c) of the Securities Act,
     (a)(ii) the weighted average exercise price of 6,381,332 shares of the Registrant's common stock issuable pursuant to the 1998 Plan, in accordance with Rule 457(h)(1) of the Securities Act, or (b)(ii) the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Stock Market on December 21, 2000, in accordance with Rule 457(c) of the Securities Act.

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 60,000,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1996 Equity Incentive Plan, as amended, and (ii) 40,000,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1998 Equity Incentive Plan, as amended.



                   INCORPORATION BY REFERENCE OF CONTENTS OF
                      REGISTRATION STATEMENTS ON FORM S-8

     The contents of the Registration Statements on Form S-8 (relating to the 1996 Equity Incentive Plan), as amended (Nos. 333-07938 and 333-22763) are incorporated by reference herein.

     The contents of the Registration Statements on Form S-8 (relating to the 1998 Equity Incentive Plan), as amended (Nos. 333-72969 and 333-85007) are incorporated by reference herein.

                                   EXHIBITS


Exhibit                       Description
Number

 4.1 Amended and Restated Certificate of Incorporation of the Registrant, as amended to date./1/

 4.2 Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant./2/

 4.3    Certificate of Designation of Series A1 Preferred Stock of the
        Registrant.3

 4.4    Bylaws of the Registrant./4/

 4.5    Specimen Stock Certificate./4/

 4.6 Restated Investor Rights Agreement, dated December 1, 1995, between the Registrant and certain investors, as amended April 30, 1996 and June 14, 1996./4/

 5.1    Opinion of Cooley Godward LLP./5/

23.1    Consent of KPMG LLP, Independent Auditors./5/

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1    Power of Attorney is contained on the signature pages.

99.1 Siebel Systems, Inc. 1996 Equity Incentive Plan, as amended as of October 20, 1999. /6/

99.2 Form of option agreement under the Siebel Systems, Inc. 1996 Equity Incentive Plan. /4/

99.3 Siebel Systems, Inc. 1998 Equity Incentive Plan, as amended as of December 8, 2000. /5/

99.4 Form of option agreement under the Siebel Systems, Inc. 1998 Equity Incentive Plan. /7/

--------------------------------------------------------------------------------



/1/ Incorporated by reference to the Registrant's Registration Statement on Form S-8 (No. 333-07983), as amended.

/2/ Incorporated by reference to the Registrant's Annual Report on Form 10-K (No. 000-20725) for the fiscal year ended December 31, 1999.

/3/ Incorporated by reference to the Registrant's Current Report on Form 8-K (No. 333-20725), filed on November 27, 2000.

/4/ Incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-03751), as amended.

/5/  Filed herewith.

/6/ Incorporated by reference to the Registrant's Proxy Statement and Notice of Special Meeting of Stockholders dated September 16, 1999.

/7/ Incorporated by reference to the Registrant's Registration Statement on Form S-8 (No. 333-72969), as amended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on December 28, 2000.

                                    Siebel Systems, Inc.



                                   By: /s/ Thomas M. Siebel
                                      -------------------------------------
                                      Thomas M. Siebel
                                      Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Thomas M. Siebel and Kenneth A. Goldman, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                                         Title                                     Date
 -----------------------------------        ---------------------------------------------         -------------------

  /s/ Thomas M. Siebel
 -------------------------                 Chairman and Chief Executive Officer                    December 28, 2000
   Thomas M. Siebel                        (Principal Executive Officer)

  /s/ Kenneth A. Goldman
 -------------------------                 Senior Vice President, Finance and                      December 28, 2000
   Kenneth A. Goldman                      Administration and Chief Financial Officer
                                           (Principal Financial and Accounting Officer)
  /s/ Eric E. Schmidt
 -------------------------                 Director                                                December 28, 2000
   Eric E. Schmidt

  /s/ James C. Gaither
 -------------------------                 Director                                                December 29, 2000
   James C. Gaither

  /s/ George T. Shaheen
 -------------------------                 Director                                                December 28, 2000
   George T. Shaheen

  /s/ Charles R. Schwab
 -------------------------                 Director                                                December 29, 2000
   Charles R. Schwab

  /s/ A. Michael Spence
 -------------------------                 Director                                                December 28, 2000
   A. Michael Spence


                                      4.

                                 EXHIBIT INDEX

Exhibit
Number                        Description


 4.1 Amended and Restated Certificate of Incorporation of the Registrant, as amended to date./1/

 4.2 Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant./2/

 4.3    Certificate of Designation of Series A1 Preferred Stock of the
        Registrant./3/

 4.4    Bylaws of the Registrant./4/

 4.5    Specimen Stock Certificate./4/

 4.6 Restated Investor Rights Agreement, dated December 1, 1995, between the Registrant and certain investors, as amended April
        30, 1996 and June 14, 1996./4/

 5.1    Opinion of Cooley Godward LLP./5/

23.1    Consent of KPMG LLP, Independent Auditors./5/

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1    Power of Attorney is contained on the signature pages.

99.1 Siebel Systems, Inc. 1996 Equity Incentive Plan, as amended as of October 20, 1999./6/

99.2 Form of option agreement under the Siebel Systems, Inc. 1996 Equity Incentive Plan./4/

99.3 Siebel Systems, Inc. 1998 Equity Incentive Plan, as amended as of December 8, 2000./5/

99.4 Form of option agreement under the Siebel Systems, Inc. 1998 Equity Incentive Plan./7/

--------------------------------------------------------------------------------

/1/ Incorporated by reference to the Registrant's Registration Statement on Form S-8 (No. 333-07983), as amended.

/2/ Incorporated by reference to the Registrant's Annual Report on Form 10-K (No. 000-20725) for the fiscal year ended December 31, 1999.

/3/ Incorporated by reference to the Registrant's Current Report on Form 8-K (No. 333-20725), filed on November 27, 2000.

/4/ Incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-03751), as amended.

/5/  Filed herewith.

/6/ Incorporated by reference to the Registrant's Proxy Statement and Notice of Special Meeting of Stockholders dated September 16, 1999.

/7/ Incorporated by reference to the Registrant's Registration Statement on Form S-8 (No. 333-72969), as amended.


                                      5.